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                                                                     Exhibit 5.1

                                                                 March 22, 2004




American International Group, Inc.,
    70 Pine Street,
        New York, New York  10270.

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 principal amount of 2.875% Notes Due 2008 (the "5-Year Notes") and $1,000,000,000 principal amount of 4.250% Notes Due 2013 (together with the 5-Year Notes, the "Securities") of American International Group, Inc., a Delaware corporation (the "Company"), to be issued pursuant to the Indenture, dated as of July 15, 1989, and the First Supplemental Indenture, dated as of May 15, 2003 (together, the "Indenture"), between the Company and
The Bank of New York, as Trustee (the "Trustee"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
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American International Group, Inc.                                           -2-


            Upon the basis of such examination, we advise you that, in our opinion, when the Company's Registration Statement on Form S-4 (File No. 333-107945) (the "Registration Statement") has become effective under the Act, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered in exchange for the Company's outstanding 2.875% Notes Due 2008 and 4.250% of Notes Due 2013 as contemplated by the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible,
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American International Group, Inc.                                           -3-


and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities will conform to the specimens thereof examined by us and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Notes" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/ Sullivan & Cromwell LLP